SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — July 13, 2007
BELL INDUSTRIES, INC.

(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN		46240

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On July 13, 2007, as a result of the resignation of Mr. Fellows as further described below under Item 5.02, the employment agreement between Bell Industries, Inc. (the “Company”) and Mr. Fellows terminated.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 13, 2007, John A. Fellows submitted to the Company’s Board of Directors, his written notice of resignation as a director and President and Chief Executive Officer of the Company, effective immediately.
     Effective July 13, 2007, the Company appointed Clinton J. Coleman, 30, as Interim Chief Executive Officer of the Company. Mr. Coleman is currently a director of the Company and is a Vice President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P. (“Newcastle”). Mr. Coleman is also currently a director of Fox & Hound Restaurant Group and recently served as Interim Chief Financial Officer of Pizza Inn, Inc. between July 2006 and January 2007. Newcastle has purchased and currently holds the Company’s securities and collectively Newcastle and its affiliates, including Mr. Coleman, beneficially own more than 5% of the Company’s outstanding common stock.
Item 8.01. Other Events.
     On July 13, 2007, the Company issued a press release announcing the appointment of Mr. Coleman as the Interim Chief Executive Officer of the Company and the resignation of Mr. Fellows. The copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1—	Press Release issued on July 13, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: July 13, 2007	By:	/s/ Kevin J. Thimjon
	Name:	Kevin J. Thimjon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on July 13, 2007.